Exhibit 3.50

                               POTAIN CORPORATION

                                     BYLAWS

                                   ARTICLE I
                                     OFFICES

     Section 1. [Registered Office]. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. [Other Offices]. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. [Place of Meetings]. All meetings of stockholders for the election of Directors shall be held in the City of Miami, Florida, State of Florida, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. [Time of Annual Meetings]. Annual meetings of stockholders, commencing with the year 2000, shall be held on the third Monday of January if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as properly may be brought before the meeting.

     Section 3. [Written Notice of Annual Meeting]. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. [Record Date; List of Eligible Stockholders]. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any Purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept

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at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. [Special Meetings of Stockholders]. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the C.E.O. and shall be called by the C.E.O. or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. [Written Notice of Special Meetings]. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than three
(3) nor more than ten (10) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. [Agenda for Special Meetings]. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. [Quorum; Adjournment]. The holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. [Requirements for Acts of Stockholders]. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. [Voting rights; Proxies]. Unless otherwise provided in the certificate of incorporation, at every meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.


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     Section 11. [Written Consent in lieu of Meeting]. Unless otherwise provided in the certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                    DIRECTORS

     Section 1. [Number and Election of Directors]. The corporation shall have five (5) Directors. The Directors shall be elected by holders of the common stock of the Corporation at the annual meeting of stockholders.

     Section 2. [Vacancies]. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.

     Section 3. [Powers of Board of Directors]. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. [Place of Meetings]. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. [First Meeting of Board]. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be


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present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     Section 6. [Regular Meetings of Board]. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 7. [Special Meetings of Board]. Special meetings of the Board may be called by the C.E.O. on no less than three (3) days' notice to each Director, either personally or by mail or by facsimile communication; special meetings shall be called by the C.E.O. or secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director; in which case special meetings shall be called by the C.E.O. or secretary in like manner and on like notice on the written request of the sole Director.

     Section 8. [Quorum; Acts of Board; Adjournment]. At all meetings of the Board, three (3) Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. [Written Consent in Lieu of Meeting]. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10. [Participation in Meetings by Electronic Means]. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

     Section 11. [Committees of the Board]. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any


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committee who may replace any absent or disqualified member at any meeting of the committee.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by Resolution adopted by the Board of Directors.

     Section 12. [Minutes of Committee Meetings]. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                              REMOVAL OF DIRECTORS

     Section 13. [Removal of Directors]. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

                                   ARTICLE IV
                                     NOTICES

     Section 1. [Form of Notice; When Given]. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any Director or stockholders, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile telecommunication.

     Section 2. [Waiver of Notice]. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

     Section 1. [Officers]. The officers of the corporation shall be chosen by the Board of Directors and shall be a C.E.O., a secretary and a C.F.O. The Board of Directors may also


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choose one or more assistant secretaries and assistant C.F.O.'s. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. [Designation of Officers]. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a C.E.O., a secretary and a C.F.O.

     Section 3. [Additional Officers]. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. [Salaries]. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. [Term of Office; Removal of Officers]. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                                   THE C.E.O.

     Section 6. [Duties of C.E.O.]. The C.E.O. shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors and all provisions of the budget are carried into effect, respecting the internal procedures established by the Board of Directors, in particular with regard to accounting, management principles, financing guidelines, reports, investments and human resources management.

     Section 7. [Powers of C.E.O.]. Subject to Section 8 immediately following, the C.E.O. shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 8. [Board Authorization Required]. Notwithstanding anything herein to the contrary, the C.E.O. may not undertake any of the following acts without the prior written authorization of the Board of Directors.

          8.1 Formation of subsidiaries and determination of their activities;

          8.2 Establishment of investment funds, or the purchase and sale of commercial funds as an investment; investment in any form in any other companies or entities;


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          8.3 Purchase, sale or encumbrance of real or personal property;

          8.4 Hiring or dismissal of managers and personnel in executive, management or supervisory personnel or any personnel hired by the Board of Directors or designated by the Board of Directors as requiring Board approval for such actions; fulfillment of obligations relating to payment of pensions or retirement funds as well as dealing in any way with participation by employees in the profits or capital stock of the corporation;

          8.5 Hiring or dismissal of any employees such as to produce a ten percent (10%) difference (whether more or less) in the payroll from one month to the next;

          8.6 Granting credit to any customers (whatever the terms and conditions thereof) allowing payment of sums due to the corporation later than ninety (90) days from the date of the respective invoice or other evidence of a payment obligation, it being understood that credit terms permitting payment at a date up to and including a date ninety (90) days from the date of the obligation shall be considered transactions in the ordinary course of business not requiring Board approval;

          8.7 Borrowing funds;

          8.8 Making loans to any person, natural or legal, other than advances to employees against salary;

          8.9 Granting of general or special powers of attorney in the corporate name;

          8.10 Entering into or terminating leases of property, real or personal, and assignments or licensing of trademarks, patents or know-how of any nature whatsoever;

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 9. [Duties of Secretary; Powers]. The secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors of C.E.O., under whose supervision the secretary shall act. The secretary shall have custody of the corporate seal of the corporation and the secretary or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. [Assistant Secretary]. The assistant secretary, if any, or if there be more than one, the assistant secretaries, in the order determined by the Board of Directors (or if thee


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be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                         THE C.F.O. AND ASSISTANT C.F.O.

     Section 11. [Duties of C.F.O.]. The C.F.O. shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

     Section 12. [Accounts]. The C.F.O. shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the C.E.O. and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as C.F.O. and of the financial condition of the corporation.

     Section 13. [Bond]. If required by the Board of Directors, the C.F.O. shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of secretary and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such secretary may possess or control and that belong to the corporation.

     Section 14. [Assistant C.F.O.]. The assistant C.F.O., if any, (or if there shall be more than one, the assistant C.F.O.'s, in the order determined by the Board of Directors, or if there be no such determination then in the order of their election) shall, in the absence of the C.F.O. or in the event of his inability or refusal to act, perform the duties and exercise the powers of the C.F.O. and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

     Section 1. [Stock Certificates; Formal Requirements]. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed in the name of the corporation (a) by the chairman (or vice-chairman if any) of the Board of Directors, or the C.E.O., and (b) by the C.F.O. or an assistant C.F.O., or the secretary or an assistant secretary of the corporation (two signatures required).

     Section 2. [Facsimile Signatures]. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent


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or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. [Lost, Stolen or Destroyed Certificates: Replacement]. The Board of Directors may direct a new Certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

     Section 4. [Recording of Transfer]. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

     Section 5. [Establishment of Record Date by Board]. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any tights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     Section 6. [Stockholders of Record]. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive


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dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. [Declaration and Payment of Dividends]. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. [Reserves for Contingencies]. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. [Statement of Condition of Corporation]. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

     Section 4. [Board to Designate Signatories of Instruments]. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 5. [Board to Establish Fiscal Year]. The fiscal year of the corporation shall begin on January 1 and shall terminate on December 31, unless otherwise established by resolution of the Board of Directors from time to time.


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                                      SEAL

     Section 6. [Form and Use of Seal]. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  RESIGNATIONS

     Section 7. [Resignations]. Any director or other officer may resign at anytime, such resignation to be in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. [Powers of Board and Stockholders regarding Amendments of Bylaws]. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal



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